UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 24, 2011

CENTER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11486	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 24, 2011, Center Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on April 19, 2011.

On April 8, 2011, the record date for the Annual Meeting, there were a total of 16,290,700 shares of common stock outstanding and entitled to vote at the Annual Meeting.  A total of 14,057,168 shares of common stock were represented in person or by proxy at the Annual Meeting.  The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1:  The election of eleven persons to serve as directors for one year terms.  The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Abstentions and Broker Non-Votes:

Name	For	Withheld	Abstentions/Broker Non-Votes
Alexander A. Bol	9,713,667	203,032	4,140,469
Anthony C. Weagley	9,729,601	187,098	4,140,469
James J. Kennedy	9,729,601	187,098	4,140,469
Howard Kent	9,758,573	158,126	4,140,469
Phyllis S. Klein	9,735,327	181,372	4,140,469
Nicholas Minoia	9,758,100	158,599	4,140,469
Harold Schechter	9,758,440	158,259	4,140,469
Lawrence B. Seidman	9,754,597	162,102	4,140,469
Alan H. Straus	9,754,708	161,991	4,140,469
William A. Thompson	9,724,500	192,199	4,140,469
Raymond Vanaria	9,763,360	153,339	4,140,469

Proposal 2:  The ratification of ParenteBeard LLC as the Company’s independent auditors for 2011.  This proposal was approved by the following votes:
For:  13,927,724; Against:  63,344; Abstentions:  66,100; and Broker Non-Votes:  0.

Proposal 3:  A non-binding resolution approving the compensation of the Company’s executive officers.  This proposal was approved by the following votes:
For:  9,499,337; Against:  281,621; Abstentions:  135,739; and Broker Non-Votes:  4,140,471.

Under the federal securities laws, as long as the Company is required to hold an annual “say on pay” vote because it has received TARP funds, it will not be required to hold a “say on frequency” vote until all of its TARP indebtedness has been repaid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name:	Anthony C. Weagley
Title:	President and Chief Executive Officer

Dated:  May 26, 2011